UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

BLUEGREEN VACATIONS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Florida

	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

BBX Capital Corporation
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BVH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Introduction

On September 30, 2020, Bluegreen Vacations Holding Corporation (formerly BBX Capital Corporation) (“BVH”) completed its previously announced spin-off (the “Spin-Off”) of BBX Capital, Inc. (formerly BBX Capital Florida LLC) (“New BBX Capital”). As described in further detail below, the Spin-Off resulted in (i) New BBX Capital becoming a separate, public company and (ii) the separation of BVH’s investment in Bluegreen Vacations Corporation (“Bluegreen Vacations”), which continues to be held by BVH, from all of BVH’s other businesses and investments, which are held by New BBX Capital. Information regarding the Spin-Off, including the expectation that the matters described in this Current Report on Form 8-K would occur upon consummation of the Spin-Off, were previously disclosed by BVH and New BBX Capital, including in (i) BVH’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission and mailed to BVH’s shareholders on August 27, 2020 (the “Spin-Off Proxy Statement”) and (ii) New BBX Capital’s Registration Statement on Form 10, as amended, including the Information Statement dated August 27, 2020 which forms a part thereof and was mailed to BVH’s shareholders on or about September 28, 2020 in contemplation of the closing of the Spin-Off.

BVH effected the Spin-Off on September 30, 2020 by distributing to its shareholders 100% of the shares of New BBX Capital’s Class A Common Stock and Class B Common Stock. Specifically, BVH distributed to its shareholders one share of New BBX Capital’s Class A Common Stock for each share of BVH’s Class A Common Stock held of record as of the close of trading on September 22, 2020, the record date for the distribution, and one share of New BBX Capital’s Class B Common Stock for each share of BVH’s Class B Common Stock held of record as of the close of trading on September 22, 2020. Each share of New BBX Capital’s Class A Common Stock and Class B Common Stock distributed in connection with the Spin-Off has attached thereto an accompanying preferred share purchase right issued under New BBX Capital’s previously announced Rights Agreement. As a result of the distribution, BVH no longer owns any interest in New BBX Capital, and the shareholders of BVH who received shares of New BBX Capital’s stock in the distribution have become the initial shareholders of New BBX Capital following the Spin-Off. Shareholders of BVH also retained their shares of BVH’s Class A Common Stock and/or Class B Common Stock.

In connection with the Spin-Off, New BBX Capital was converted from a Florida limited liability company to a Florida corporation, and its name was changed from BBX Capital Florida LLC to BBX Capital, Inc. Other than BVH’s investment in Bluegreen Vacations, New BBX Capital holds all of the businesses and investments previously held by BVH, including (i) BBX Capital Real Estate LLC, which is engaged in the acquisition, development, construction, ownership, financing, and management of real estate and investments in real estate joint ventures, owns a 50% equity interest in The Altman Companies, a developer and manager of multifamily apartment communities, and manages the legacy assets retained in connection with the sale of BankAtlantic in 2012, including portfolios of loans receivable, real estate properties, and judgments, (ii) BBX Sweet Holdings, LLC, which owns interests in a number of companies operating in the candy and confectionery industry, and (iii) Renin Holdings, LLC, which is engaged in the design, manufacture, and distribution of sliding doors, door systems and hardware, and home décor products. As described in further detail under Item 1.01 below, in connection with the completion of the Spin-Off, BVH issued a $75 million promissory note in favor of New BBX Capital.

New BBX Capital’s Class A Common Stock and Class B Common Stock commenced trading on the OTC Pink Market on October 1, 2020. On October 1, 2020, New BBX Capital’s Class A Common

Stock was approved for trading on the OTCQX beginning with the opening of trading on October 2, 2020. Based on the limited public float of New BBX Capital’s Class B Common Stock, those shares will continue to trade on the OTC Pink Market. The trading symbol for New BBX Capital’s Class A Common Stock is “BBXIA,” and the trading symbol for New BBX Capital’s Class B Common Stock is “BBXIB.” The CUSIP number for New BBX Capital’s Class A Common Stock is 073319 105, and the CUSIP number for New BBX Capital’s Class B Common Stock is 073319 204.

BVH remains a separate, public company with its Class A Common Stock and Class B Common Stock continuing to trade on the NYSE and OTCQX, respectively, but under new ticker symbols described below. As a result of the Spin-Off, BVH has become a holding company for Bluegreen Vacations, a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. Bluegreen Vacations’ common stock is listed on the NYSE (NYSE: BXG). BVH currently holds approximately 93% of Bluegreen Vacation’s outstanding common stock.

As previously disclosed, BVH’s shareholders approved a change in BVH’s name from BBX Capital Corporation to Bluegreen Vacations Holding Corporation in connection with the Spin-Off. The name change has become effective and, in connection therewith, BVH obtained new ticker symbols for its Class A Common Stock and Class B Common Stock. Effective with the opening of trading on October 1, 2020, the ticker symbol for BVH’s Class A Common Stock on the NYSE changed from “BBX” to “BVH,” and the ticker symbol for BVH’s Class B Common Stock on the OTCQX changed from “BBXTB” to “BVHBB.” BVH’s Class A Common Stock and Class B Common Stock were also assigned new CUSIP numbers. The new CUSIP number for BVH’s Class A Common Stock is 096308 101, and the new CUSIP number for BVH’s Class B Common Stock is 096308 200.

Alan B. Levan will continue to serve as Chairman and Chief Executive Officer of BVH and will also be Chairman of New BBX Capital. Mr. Alan Levan also became President of BVH upon completion of the Spin-Off and Mr. Jarett Levan’s resignation from such position, as described below. John E. Abdo will continue to serve as Vice Chairman of BVH and will also be Vice Chairman of New BBX Capital. Effective September 30, 2020, Jarett S. Levan, who has become the President and Chief Executive Officer of New BBX Capital, resigned as President of BVH, and Seth M. Wise, who has become Executive Vice President of New BBX Capital, resigned as Executive Vice President and as a director of BVH. Mr. Jarett Levan will remain as a director of BVH. See Item 5.02 below for additional information regarding management and director changes at BVH in connection with the Spin-Off, including other resignations by directors of BVH who have now become directors of New BBX Capital and information regarding the reconstitution of the committees of BVH’s Board of Directors.

Item 1.01 Entry into a Material Definitive Agreement.

As previously described, on September 30, 2020, BVH issued a $75 million promissory note in favor of New BBX Capital (the “Promissory Note”) in connection with the completion of the Spin-Off. Amounts outstanding under the Promissory Note accrue interest at a rate of 6% per annum. The Promissory Note requires payments of interest only on a quarterly basis; provided, however, that interest payments may be deferred at the option of BVH, with interest on the entire outstanding balance thereafter to accrue at a cumulative, compounded rate of 8% per annum until such time as BVH is current on all accrued payments under the Promissory Note, including deferred interest. All outstanding amounts under the Promissory Note will become due and payable in five years or earlier upon certain events. The foregoing description of the Promissory Note is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Promissory Note, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the “Introduction” above with respect to the resignations of Jarett S. Levan and Seth M. Wise as executive officers of BVH is incorporated into this Item 1.02 by reference. In connection with such resignations, BVH’s employment agreements with Mr. Jarett Levan and Mr. Wise were terminated, effective September 30, 2020. Other than any accrued and unpaid compensation through September 30, 2020, no additional payments or other compensation is to be paid to Mr. Jarett Levan or Mr. Wise under their respective employment agreements, including, without limitation, that neither Mr. Jarett Levan nor Mr. Wise is entitled to any payment or other compensation in connection with the termination of their employment agreements. As previously disclosed, Mr. Jarett Levan and Mr. Wise are, subject to the approval of New BBX Capital’s compensation committee, expected to enter into new employment agreements with New BBX Capital in place of their employment agreements with BVH.

Pursuant to the previously disclosed Separation and Distribution Agreement entered into by BVH and New BBX Capital in connection with the Spin-Off, except for shared services agreements between BVH or its subsidiaries and New BBX Capital or its subsidiaries and the Separation and Distribution Agreement and other agreements and instruments entered into in connection with the Spin-Off, including the Promissory Note and the previously disclosed Tax Matters Agreement, Employee Matters Agreement and Transition Services Agreement, all previous agreements between BVH and New BBX Capital were terminated as between them in connection with the completion of the Spin-Off on September 30, 2020. In connection with the foregoing, effective September 30, 2020, New BBX Capital and its subsidiaries exited the Agreement to Allocate Consolidated Income Tax Liabilities, Income Tax Liabilities and Benefits dated May 8, 2015 (the “Tax Agreement”) of BVH, New BBX Capital, and their respective subsidiaries (collectively, the “Affiliated Group”). Under the Tax Agreement, the parties calculated their respective income tax liabilities and attributes as if each of them was a separate filer. If any tax attributes were used by another party to the Tax Agreement to offset its tax liability, the party providing the benefit would be entitled to receive an amount for the tax benefits realized. It was agreed in connection with New BBX Capital’s exit from the Tax Agreement that (i) no amounts will be either due to or from New BBX Capital or its subsidiaries, on the one hand, and the other members of the Affiliated Group, on the other hand, pursuant to the terms of the Tax Agreement, and (ii) BVH will retain all benefits and will bear all burdens associated with any taxes paid or payable by the Affiliated Group for any tax years covered by the Tax Agreement, including the right to any refunds or liability for additional taxes payable by any members of the Affiliated Group during those years.

In addition, as previously disclosed, BVH, New BBX Capital, and certain of their subsidiaries, as borrowers (the “Borrowers”), were parties to a Loan and Security Agreement, dated March 6, 2018, with IBERIABANK, as administrative agent and a lender, as amended by the Loan Extension and Modification Agreement, dated July 17, 2019 (the “Loan Agreement”). The Loan Agreement provided for a $50 million revolving line of credit to the Borrowers. Effective September 30, 2020, the Loan Agreement was terminated at the request of BVH and New BBX Capital in connection with the completion of the Spin-Off. In connection with the termination, IBERIABANK released the security interest over all collateral granted to the lenders under the facility. No amounts were outstanding under the Loan Agreement at September 30, 2020 or June 30, 2020.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introduction” above with respect to the Spin-Off of New BBX Capital, including (i) the separation of BVH’s investment in Bluegreen Vacations, which continues to be held by BVH, from BVH’s other businesses and investments, which are held by New BBX Capital, (ii) the distribution of 100% of the shares of New BBX Capital’s Class A Common Stock and Class B Common Stock to BVH’s shareholders such that BVH no longer holds any interest in New BBX Capital, and (iii) the $75 million Promissory Note issued by BVH in favor of New BBX Capital, is incorporated by reference into this Item 2.01. Unaudited pro forma financial information for BVH giving effect to the Spin-Off and related transactions is attached as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers

As described under “Introduction” above, in connection with the consummation of the Spin-Off, effective September 30, 2020, (i) Mr. Jarett Levan resigned as President of BVH, (ii) Mr. Alan Levan, BVH’s Chairman and Chief Executive Officer, has succeeded Mr. Jarett Levan as BVH’s President, and (iii) Seth M. Wise resigned as Executive Vice President and as a director of BVH. As a result, BVH’s executive officers are: Alan B. Levan, Chairman, Chief Executive Officer, and President; John E. Abdo, Vice Chairman; and Raymond S. Lopez, Executive Vice President, Chief Financial Officer and Chief Risk Officer.

As disclosed in the Spin-Off Proxy Statement, subject to the discretion of the Compensation Committee of Bluegreen Vacations’ Board of Directors, it is expected that BVH’s executive officers, each of whom is an executive of Bluegreen Vacations, will receive a significant portion of their compensation for their services on behalf of BVH and Bluegreen Vacations from Bluegreen Vacations. In connection therewith, effective September 30, 2020, Mr. Alan Levan, Mr. Abdo, and Mr. Lopez agreed to reduced annual base salaries under their respective employment agreements, with BVH going forward paying annual base salaries of $200,000 to each of Mr. Alan Levan and Mr. Abdo and $100,000 to Mr. Lopez.

Board of Directors

In addition to the above-described resignation of Seth M. Wise as a director of the Company, the following directors also resigned from BVH’s Board of Directors in connection with the completion of the Spin-Off on September 30, 2020 and have become directors of New BBX Capital: Norman H. Becker; Andrew R. Cagnetta, Jr.; Steven M. Coldren; Gregory A. Haile; Willis N. Holcombe; Anthony P. Segreto; and Neil Sterling.

Effective September 30, 2020, Lawrence A. Cirillo was appointed to BVH’s Board of Directors. Mr. Cirillo, age 81, has served as a director of Bluegreen Vacations since 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. Since 2000, Mr. Cirillo has served as an oil tanker broker with Southport Maritime, Inc.

After giving effect to the foregoing, BVH’s Board of Directors now consists of seven directors, who are Alan B. Levan, Chairman; John E. Abdo, Vice Chairman; Jarett S. Levan; and independent directors Lawrence A. Cirillo, Darwin Dornbush, Joel Levy and William Nicholson. In connection with the changes to the Board of Directors, the committees of BVH’s Board of Directors have been reconstituted as follows: (i) BVH’s Audit Committee is now comprised of Joel Levy, Chairman, Lawrence A. Cirillo, Darwin Dornbush, and William Nicholson; (ii) BVH’s Compensation Committee is now comprised of William Nicholson, Chairman, Lawrence A. Cirillo, and Darwin Dornbush; and (iii) BVH’s Nominating/Corporate Governance Committee is now comprised of Darwin Dornbush, Chairman, Lawrence A. Cirillo, and William Nicholson.

As disclosed in the Spin-Off Proxy Statement, while historically BVH’s independent directors received an annual cash fee of $100,000 for their service on BVH’s Board of Directors, as it is anticipated that BVH’s directors, including the independent directors, will also serve on the Bluegreen Vacations’ Board of Directors and that the independent directors will receive fees for doing so, future director compensation by BVH is expected to be less than amounts historically paid. It is currently anticipated that, excluding fees for service on Board committees, each independent director will receive total annual director compensation from BVH and Bluegreen Vacations in an amount not to exceed $100,000 in the aggregate.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under “Introduction” above, in connection with the Spin-Off, BVH’s name has been changed from BBX Capital Corporation to Bluegreen Vacations Holding Corporation. The name change was effected by filing Articles of Amendment to BVH’s Amended and Restated Articles of Incorporation, as amended, with the Florida Department of State (the “Name Change Amendment”). A proposal to approve the Name Change Amendment was included in the Spin-Off Proxy Statement, and as previously disclosed, the Name Change Amendment was approved by BVH’s shareholders at a special meeting of shareholders held on September 25, 2020. A copy of the Name Change Amendment is attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information:

Unaudited pro forma financial information for BVH giving effect to the Spin-Off and related transactions is attached as Exhibit 99.1 hereto.

(d) Exhibits:

Exhibit No.  Description

3.1  Articles of Amendment to Amended and Restated Articles of Incorporation, as Amended

10.1  Promissory Note dated September 30, 2020 issued by Bluegreen Vacations Holding Corporation in favor of BBX Capital, Inc.

10.2 Lenders’ letter confirming the termination of the Loan and Security Agreement dated March 6, 2018, with IBERIABANK, as administrative agent and a lender, as amended by the Loan Extension and Modification Agreement, dated July 17, 2019.

99.1 Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2020

Bluegreen Vacations Holding Corporation

By: /s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Financial Officer and Chief Risk Officer